                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (unaudited)

                                                                           THREE MONTHS ENDED SEPT. 30,  SIX MONTHS ENDED SEPT. 30,
                                                                           ----------------------------  --------------------------
                                                                                2002          2003           2002           2003
                                                                                ----          ----           ----           ----
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period                              13,942,553    13,948,542     13,909,714     13,948,542
Weighted average number of common shares issued, net of treasury stock(1)      (155,549)     (420,216)       (84,853)      (430,500)
                                                                            -----------   -----------    -----------    -----------
Weighted average number of common shares outstanding - end of period         13,787,004    13,528,326     13,824,861     13,518,042
                                                                            ===========   ===========    ===========    ===========

Net earnings (loss):
    Continuing operations                                                   $ 2,477,000   $ 3,250,000    $ 4,725,000    $ 6,006,000
    Discontinued operations                                                       1,000        22,000       (172,000)       100,000
                                                                            -----------   -----------    -----------    -----------
      Net earnings                                                          $ 2,478,000   $ 3,272,000    $ 4,553,000    $ 6,106,000
                                                                            ===========   ===========    ===========    ===========

Basic earnings (loss) per common share:

    Continuing operations                                                   $      0.18   $      0.24    $      0.34    $      0.44
    Discontinued operations                                                        0.00          0.00          (0.01)          0.01
                                                                            -----------   -----------    -----------    -----------
      Net earnings                                                          $      0.18   $      0.24    $      0.33    $      0.45
                                                                            ===========   ===========    ===========    ===========

Diluted Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period                              13,942,553    13,948,542     13,909,714     13,948,542
Weighted average number of common shares issued, net of treasury stock(1)       294,642       352,025        408,873        213,680
                                                                            -----------   -----------    -----------    -----------
Weighted average number of common shares outstanding - end of period         14,237,195    14,300,567     14,318,587     14,162,222
                                                                            ===========   ===========    ===========    ===========

Net earnings (loss):
    Continuing operations                                                   $ 2,477,000   $ 3,250,000    $ 4,725,000    $ 6,006,000
    Discontinued operations                                                       1,000        22,000       (172,000)       100,000
                                                                            -----------   -----------    -----------    -----------
      Net earnings                                                          $ 2,478,000   $ 3,272,000    $ 4,553,000    $ 6,106,000
                                                                            ===========   ===========    ===========    ===========

Diluted earnings (loss) per common share:

    Continuing operations                                                   $      0.17   $      0.23    $      0.33    $      0.42
    Discontinued operations                                                        0.00          0.00          (0.01)          0.01
                                                                            -----------   -----------    -----------    -----------
      Net earnings                                                          $      0.17   $      0.23    $      0.32    $      0.43
                                                                            ===========   ===========    ===========    ===========

(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.